Exhibit 99.1

May 1, 2026

TD Securities (USA) LLC

1 Vanderbilt Avenue

New York, NY 10017

PRIVATE AND CONFIDENTIAL

GameStop Corp.

625 Westport Parkway

Grapevine, TX 76051

Attn: Ryan Cohen, Chairman and Chief Executive Officer

Re:   Project Sling

Dear Mr. Cohen:

GameStop Corp. (the “Company” or “you”) has previously discussed with TD Securities (USA) LLC (“TD Securities”, “we” or “us”) that it is currently contemplating the acquisition of or other business combination with eBay Inc. (the “Target”) (such contemplated transaction, the “Transaction”). In this regard, the Company has asked TD Securities to assess the availability of debt financing to fund a portion of the Transaction.

TD Securities is highly confident that funded debt of up to $20.0 billion could be raised by the Company in the bank and capital markets to support the effectuation of the Transaction. Our view is based on: (i) our internal financial analysis and assumptions surrounding the financing of the Transaction; (ii) our review of the various materials provided to us by you concerning the Target; (iii) current financial market conditions and (iv) the leadership of TD Securities over several years in successfully arranging financings for corporate clients.

TD Securities’ expression of confidence assumes, amongst other things, as determined in TD Securities’ sole discretion: (i) expected investment grade corporate credit ratings or investment grade unsecured public debt ratings from at least two of S&P, Moody’s or Fitch pro forma for the Transaction; (ii) satisfactory completion of our due diligence of the Target; (iii) receipt of satisfactory financial projections prepared by the Company; (iv) the accuracy and completeness of all information, whether oral or written, provided by the Company and/or the Target to TD Securities; (v) negotiation, execution and delivery of satisfactory definitive documentation for the Transaction and satisfactory completion of all conditions precedent therein; (vi) receipt of all necessary governmental approvals; (vii) the absence of any material adverse change in the business, condition (financial or otherwise), liabilities, operations, assets or prospects of the Company and/or the Target; (viii) satisfactory completion of all required AML and KYC requirements of the Company and/or the Target and (ix) the absence of any material adverse change in the banking, financial or capital markets conditions generally or in the market for debt financing for borrowers similar to the Company and/or the Target.

Member of TD Bank Financial Group

This letter is not intended to be, and shall not constitute, a commitment or undertaking by TD Securities or any of its affiliates to underwrite, lend or arrange financing with respect to the Transaction or otherwise. Any commitment on the part of TD Securities or any of its affiliates to underwrite, lend or arrange financing must be evidenced in a separate writing and will be wholly contingent upon, among other things, satisfactory completion of due diligence, the securing of all necessary credit approvals and negotiation, execution and delivery of satisfactory definitive documentation for the financing, none of which has been completed or obtained at this time.

This letter shall not create any obligation of TD Securities (or any of its affiliates) or liability of TD Securities (or any of its affiliates) to the Company or any other person or entity (whether by contract, in tort, in equity or otherwise), including, but not limited to, any liability for special, indirect, consequential, exemplary or punitive damages. TD Securities does not assume responsibility for updating the information contained in this letter as of any date subsequent to the date of this letter, and assumes no responsibility for advising the Company or any other person or entity of any changes with respect to any matters described in this letter that may occur subsequent to the date of this letter.

This letter is delivered to you on the understanding that neither this letter nor its terms or substance shall be distributed or disclosed by you, directly or indirectly, to, or relied upon by, any other person except that you may disclose this letter (a) on a confidential basis to your affiliates and to your officers, directors, employees and advisors who are directly involved in the consideration of the Transaction; (b) on a confidential basis to the officers, directors, employees and advisors of the Target who are directly involved in the consideration of the Transaction; (c) as may be compelled or required in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly in advance thereof) and (d) as TD Securities may otherwise consent in writing.

Very truly yours,

TD SECURITIES (USA) LLC

Per:

/s/ Larry Wieseneck

Larry Wieseneck

Executive Vice President, Vice Chair & Head of Corporate and Investment Banking

TD Securities (USA) LLC

Member of TD Bank Financial Group